                                                                     EXHIBIT 4.5


                                     FORM OF

                        WASTE SYSTEMS INTERNATIONAL, INC.

                               EXCHANGE AGREEMENT



To:   Waste Systems International, Inc.
      420 Bedford Street
      Suite 300
      Lexington, MA 02173

          Re:  7% SUBORDINATED NOTES DUE MAY 13, 2005

     Reference is made to the 7% Subordinated Notes due May 13, 2005 (the "Notes") issued by Waste Systems International, Inc., a Delaware corporation (the "Company"), in the aggregate principal amount of $60,000,000. You have advised the undersigned that the Company has offered to certain accredited investors who are holders of Notes (whether in the form of a definitive Note or through a beneficial interest in a global Note), to exchange such Notes for shares (the "Common Shares") of Common Stock, $.01 par value per share of the Company (the "Common Stock"), at an exchange price per Common Share equal to $[___] (the "Exchange Price"), for consideration payable in principal amount of Notes, to a holder exchanging Notes for Common Shares (an "Investor") pursuant to the terms and conditions described herein and in the Confidential Private Exchange Offering Memorandum dated January [ ], 1999 and accompanying this Agreement (the "Exchange Offering Memorandum" which, together with this Agreement, constitute the "Exchange Offer"). The Exchange Offer will remain open from the date of the Exchange Offering Memorandum until [ ], unless extended by the Company (such date, as extended, if at all, the "Expiration Date"). Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Exchange Offering Memorandum.

     Based on the foregoing and subject to the terms and conditions of this Exchange Agreement (the "Exchange Subscription"), the undersigned agrees with you as follows:

     1. EXCHANGE SUBSCRIPTION.

     Pursuant to the terms of the Exchange Offer, the undersigned hereby subscribes for up to the number of Common Shares set forth on the signature page hereof (at the caption "Subscription Request") and tenders in exchange therefor this Exchange Subscription and Notes in the principal amount set forth on the signature page hereof (at the caption "Notes Tendered"). The undersigned acknowledges that the sum of such principal amount of Notes so tendered divided by the Exchange Price, will determine the maximum number of Common

Shares for which the undersigned may request subscription pursuant to the terms of the Exchange Offer. If the undersigned's interest in the Notes is in the form of a beneficial interest in a global Note held by a depositary, the undersigned has also executed an acknowledgment in the space provided for "Global Notes" to indicate the undersigned's written instructions to the depositary. Such written instructions request that the depositary transfer the indicated beneficial interest in such global Note to the Company upon receipt of the Company's written acceptance of such Exchange Subscription. Both the tendering of definitive Notes and the executed acknowledgment of written depositary instructions with respect to transferring beneficial interests in a global Note to the Company, as described above, are referred to and considered in this Exchange Agreement as the "tendering of Notes." In lieu of any fractional Common Shares, which will not be issued in the Exchange Offer, the Company will pay the undersigned at the applicable Closing (as defined below) cash in an amount equal to the amount of consideration described in clause (a) above remaining after determining the integral number of Common Shares issuable to such Investor in the manner described above.

     Any unpaid interest on Notes tendered and accepted pursuant to the Exchange Offer which has accrued to the initial Interim Closing Date (as defined below), calculated on a pro rata basis for that period regardless of which Closing Date (as defined below) actually applies to such Notes (the "Pro Rata Interest"), will be paid in cash or stock (valued at the Exchange Price) at the Company's option, on the applicable Closing Date (such payment in either form, the "Final Interest Payment"). Any unpaid interest on Notes tendered and accepted pursuant to the Exchange Offer which has accrued from the initial Interim Closing Date to any applicable Closing Date thereafter will not be paid and will be forfeited.

     2. ACCEPTANCE OF EXCHANGE SUBSCRIPTION.

     It is understood and agreed that this Exchange Subscription is made subject to the following terms and conditions:

          (a) The Company shall have the right to accept or reject this Exchange Subscription, in whole or in part, for any reason, including the allocation of Common Shares pursuant to the terms of the Exchange Offer described in the Exchange Offering Memorandum, the inability of the undersigned to meet the standards imposed by Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), the ineligibility of the undersigned to meet the standards imposed by applicable state or foreign securities laws, or for any other reason, or for no reason. If this Exchange Subscription is rejected in whole or in part, the Notes tendered pursuant to Section 1 hereof and rejected by the Company will be returned to the address set forth on the signature page by the undersigned together with interest, if any, accrued thereon and payable between the date of such tender and the date such Notes are returned to the undersigned. Upon such return of Notes (and payment of interest as described in the preceding sentence, if any), the undersigned will have no further liability to the Company with respect to the Notes tendered and rejected for this Exchange Subscription other than to return to the Company the Exchange Offering Memorandum and other documents, if any, furnished to the undersigned by or on behalf of the Company in connection with the Exchange Offer, and the Company will have no further liability to the undersigned arising from the Exchange Offer with respect to the Notes tendered and rejected for Exchange. Accordingly, if Notes are tendered by the undersigned and returned by the Company during any period in which there is no interest payment date arising under the Notes, the Company will have no liability to the undersigned arising from the Exchange Offer with respect to the Notes tendered and rejected for this Exchange Subscription other than the return of such Notes (or the return of the executed acknowledgment of written instructions to a depository relating to the transfer of a beneficial interest in a global Note, if applicable) to the undersigned as described in this paragraph, and the undersigned will continue to be entitled to receive interest payments on such Notes under the terms thereof.

          (b) The terms and conditions on which the Company will accept or reject Exchange Subscriptions, in whole or in part, are set forth in the Exchange Offer Memorandum under the section titled, "The Exchange Offer," the text of which is incorporated by reference as if fully set forth herein.

          (c) Two copies of this Agreement are being executed by the undersigned. If accepted, one copy of this Agreement will be retained by the Company and one copy of this Agreement, after execution by the Company, shall be delivered to the undersigned.

     3. CLOSING OF EXCHANGE OFFER; WITHDRAWAL OF EXCHANGE OFFER OR EXCHANGE SUBSCRIPTION.

          (a) The Company shall consummate the Exchange Offer and the Exchange Agreement at the offices of the Company in a series of one or more closings held (as determined by the Company) as tenders of Notes in accordance with the terms of the Exchange Offer are received from time to time during the period beginning the date hereof and ending on or prior to the Expiration Date (each an "Interim Closing" held on an "Interim Closing Date"); the Company shall complete the consummation of the Exchange Offer and the Exchange Agreement at the offices of the Company in a final closing held on or about [ ], 1998, but in any event not later than five business days after the Expiration Date (the "Final Closing" held on the "Final Closing Date"; the Final Closing and each Interim Closing are each referred to as a "Closing").

          (b) At each Interim Closing, the Company may accept Notes tendered by any Investor in accordance with the terms of the Exchange Offer in exchange for delivery of the certificates representing not more than such Investor's Allocable Number of Shares, payment of cash in lieu of fractional Common Shares otherwise issuable, if any, and the Final Interest Payment (in cash or Common Shares as determined by the Company) on such Notes tendered and accepted pursuant to the Exchange Offer. At the Final Closing, any Oversubscribed Amounts shall be allocated among Oversubscribing Investors based on the relative percentage of all Notes outstanding immediately prior to the date hereof held by all Oversubscribing Investors, until the respective Oversubscribed Amounts have been satisfied or the aggregate Undersubscribed Amount has been completely allocated among the Oversubscribing Investors. Affiliated Investors may allocate among themselves the affiliated group's aggregate Allocable Number of Shares and any Oversubscribed Amount (and the related Final Interest Payment) allocated in accordance with subscription procedures described above. For purposes of the Exchange Offer, Investors will be considered "Affiliated Investors" if one such Investor, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the other such Investor.

          (c) All Notes tendered to the Company (and all executed acknowledgments of written instructions received by the Company regarding the transfer of beneficial interests in a global Note) pursuant to the Exchange Offer shall be held unexchanged by the Company until the applicable Closing Date, at which time the Company shall either (i) accept any Note tendered hereby and issue Common Shares and deliver cash in lieu of fractional Common Shares (which will not be issued), if any, together with the Final Interest Payment (in cash or Common Shares as determined by the Company) on Notes tendered and accepted pursuant to the Exchange Offer, to the tendering Investor; (ii) hold any Note tendered hereby which represents an Oversubscribed Amount until allocation of Oversubscribed Amounts can be determined on the Final Closing Date and such Note is accepted as described in clause (i) or rejected as described in clause (iii); or (iii) reject any Note tendered hereby and return it to the tendering Investor, together with interest, if any, accrued thereon and payable between the date of such tender and the date such Notes are returned (such interest being paid to the depositary with respect to holders of a beneficial interest in a global Note), in each case pursuant to the terms and conditions of the Exchange Offer.

          (d) Notwithstanding the foregoing: (i) the Company may extend the Expiration Date and, prior to the initial Interim Closing Date, may modify or withdraw the Exchange Offer, in each case pursuant to a Modification Notice (as defined in Section 3(e) below) and in compliance with federal securities laws; and (ii) to the extent that any holder of Notes is required to file a notice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the applicable Closing only with respect to such Investor shall be conditioned upon the filing of such notice and the expiration or termination of the required waiting period with respect to such notice, if applicable, under the HSR Act; provided that upon satisfaction of such condition, the Notes exchanged by such Investor shall be deemed to have been retired as of the Final Closing Date for all purposes related to such Notes.

          (e) The Company reserves the right to reject, in whole or in part, any Exchange Subscription in its sole discretion for any reason whatsoever, and to modify or withdraw this Exchange Offer at any time on or prior to the initial Interim Closing Date for any reason or for no reason. In the event the Company materially modifies any term of the Exchange Offer, each Investor will receive notice of such modification (a "Modification Notice") and, in compliance with federal securities laws, the Expiration Date will be extended to the extent necessary to keep the Exchange Offer open for ten business days from the date of delivery of such Modification Notice. If the Exchange Offer is withdrawn by the Company, the Company shall promptly return to the holders any and all Notes (and all executed acknowledgments of written instructions received by the Company regarding the transfer of beneficial interests in a global Note) previously tendered to the Company hereunder, and the Company will have no further liability to the undersigned arising from the Exchange Offer upon its return to the undersigned of such Notes together with interest, if any, accrued on Notes tendered in definitive form and payable between the date of such tender and the date such Notes are returned to the undersigned (such interest being paid to the depositary with respect to holders of a beneficial interest in a global Note).

     4.   REPRESENTATIONS AND WARRANTIES OF THE UNDERSIGNED.

          The undersigned hereby represents and warrants to the Company as follows:

          (a) all information provided and representations made by the undersigned in the Prospective Investor Questionnaire (the "Questionnaire") of the Company, a form of which Questionnaire is attached hereto as EXHIBIT A, are true and correct in all respects as of the date hereof.

          (b) The address set forth at the foot of this Subscription is the address of the undersigned's principal residence or place of business, and the undersigned has no present intention of becoming a resident of any other country, state or jurisdiction.

          (c) Unless the undersigned shall have notified the Company to the contrary in writing prior to or together with the tendering of this Exchange Subscription, the undersigned acknowledges that the undersigned has not relied upon the advice of a "Purchaser Representative" (as defined in the aforementioned Regulation D) in evaluating the risks and merits of this investment.

          (d) The undersigned has received and read or reviewed and is familiar with the Exchange Offering Memorandum and its Exhibits, and the undersigned confirms that all documents, records, and books pertaining to the investment in the Company and requested by the undersigned have been made available or delivered to the undersigned.

          (e) The undersigned has had an opportunity to ask questions of and receive answers from the Company, or a person or persons acting on the Company's behalf, concerning the terms and conditions of this investment.

          (f) The undersigned understands and acknowledges the following:

               (i) the securities for which the undersigned hereby subscribes in this Exchange Offer (including any securities into which such securities may be converted) have not been registered under the Securities Act or under the securities laws of any state or other jurisdiction in reliance upon exemptions for private offerings, and that this Exchange Offer has not been passed upon or the merits thereof endorsed or approved by any state or federal authorities;

               (ii) while the Company may in the future register such securities (or any securities into which such securities may be converted), it is under no obligation to do so, except as provided herein;

               (iii) such securities (including any securities into which such securities may be converted) cannot be resold unless registered under the Securities Act and any applicable securities law of any state or other jurisdiction, or an exemption from registration is available;

               (iv) there can be no assurance that any public market for such securities (including any securities into which such securities may be converted) which may currently exist will continue to exist in the future;

               (v) the undersigned is purchasing such securities without being furnished any offering literature or prospectus other than the Exchange Offering Memorandum (and the exhibits thereto), and is relying only on the information contained therein in evaluating the risks and merits of this investment; and

               (vi) no person or entity has been authorized to give any information or make any representations in connection with this investment other than that contained in the Exchange Offering Memorandum (and the exhibits thereto).

          (g) The securities for which the undersigned hereby subscribes pursuant to the Exchange Offer are being acquired solely for the undersigned's own account, for investment and not with a view to or for the resale, distribution, subdivision, or fractionalization thereof; the undersigned has no present plans to enter into any contract, undertaking, agreement, or arrangement relating thereto.

          (h) The undersigned has such knowledge and experience that the undersigned is capable of evaluating the matters set forth in the Exchange Offering Memorandum (and the exhibits thereto) and the risks and merits relating thereto.

               (i) The undersigned acknowledges and is aware of the following:

                    (i) the securities offered hereby are a speculative investment which involves a high degree of risk of loss by the undersigned of the undersigned's entire investment in the Company; and

                    (ii) no assurances have been given that the undersigned will realize any gain from the undersigned's exchange of Notes for Common Shares pursuant to the Exchange Offer and the undersigned may lose the undersigned's entire investment in the Common Shares.

               (j) The undersigned, if it is a corporation or other entity, acknowledges that it, through the officer(s) and/or director(s) and/or other employees responsible for making an investment decision with regard to this Exchange Subscription, has such knowledge and experience in financial and business matters that it is capable of evaluating the relative risks and merits of this investment, and further acknowledges that the representations and warranties contained in this Section 4 are true and accurate with respect to it.

          The foregoing representations and warranties are true and accurate as of the date hereof and shall be true and accurate as of the date of acceptance of this Exchange Subscription and delivery of the securities purchased hereunder and shall survive such delivery.

     5.   TRANSFERABILITY.

          This Exchange Subscription, or any of the undersigned's interest herein, may not be transferred or assigned, and any sale, assignment or transfer of the securities acquired pursuant to the Exchange hereunder shall be made only in accordance with applicable securities laws.

     6.   REVOCATION.

          The undersigned agrees that the undersigned shall not cancel, terminate or revoke this Exchange Subscription or any agreement of the undersigned made hereunder except as may be required by applicable law, and that this Exchange Subscription shall survive the death or disability of the undersigned.

     7.   REGISTRATION RIGHTS.

     The Company hereby grants the following rights with respect to the Common Shares to be issued to the undersigned in connection with this Exchange
Subscription:

               (a) "S-3" REGISTRATIONS. The Company shall use its best efforts to continue to qualify at all times for registration of its capital stock on a Registration Statement on Form S-3 under the Securities Act ("Form S-3") or a comparable successor form, and to file within 90 days from the Closing Date a registration statement on Form S-3 (or on such other form as the Company is then eligible to use under the Securities Act) for the registration of all Common Shares issued pursuant to the Exchange Offer ("Registrable Securities"). The Company shall take such steps as are required to register such Registrable Securities for sale on a delayed or continuous basis under Rule 415, and to keep such registration effective until all of such holder's Registrable Securities registered thereunder are sold. Notwithstanding the foregoing:

               (i) the Company shall have no obligation to keep any registration effective more than 120 days after the initial date of effectiveness of such registration; and

               (ii) the Company may postpone the filing of any registration statement required hereunder for a reasonable period of time, not to exceed 90 days, if the Company determines in good faith that such filing would require the disclosure of a material transaction or other factor and the Company determines reasonably and in good faith that such disclosure would have a material adverse effect on the Company.

     The obligations of the Company under this Section 7 shall expire and terminate at such time as the holder of Registrable Securities shall be entitled to sell such securities without restriction and without a need for the filing of a registration statement under the Securities Act, including without limitation, for any resales of restricted securities made pursuant to Rule 144 as promulgated by the Securities and Exchange Commission.

          (b) EXPENSES. In the case of a registration under this Section 7, the Company shall bear all costs and expenses of each such registration, including, but not limited to, printing, legal and accounting expenses; PROVIDED, HOWEVER, that the Company shall have no obligation to pay or otherwise bear any portion of the underwriters' commissions or discounts attributable to the Registrable Securities being offered and sold by the holders of Registrable Securities or the fees and expenses of any counsel for the selling holders of Registrable Securities in connection with the registration of the Registrable Securities.

     8.   MISCELLANEOUS.

          (a) NO WAIVER; CUMULATIVE REMEDIES. No failure or delay on the part of any party to this Exchange Subscription, in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          (b) ADDRESSES FOR NOTICES, ETC. All notices requests, demands and other communications provided for hereunder shall be in writing and mailed, telecommunicated or delivered:

     If to the Company, to the address set forth above, Telecopier: (781) 862-2929, Attention: Chief Financial Officer, or at such other address as shall be designated by the

Company in a written notice to the undersigned complying as to delivery with the terms of this Section 8. A copy of all notices, demands and other communications to the Company shall be sent to the offices of Goodwin, Procter & Hoar LLP, Exchange Place, Boston, Massachusetts 02109, Attention: Thomas P. Storer, P.C.,
Telecopier: (617) 523-1231.

     If to the undersigned, at its address as set forth on the signature page hereof or at such other address as shall be designated by the undersigned in a written notice to the Company complying as to delivery with the terms of this
Section 8.

     All such notices, requests, demands and other communications shall, when mailed, registered or certified mail, return receipt requested, postage prepaid, telecommunicated, telegraphed or telexed, respectively, be effective when deposited in the mails, confirmed received by telecommunication or delivered to the telegraph or telex company, respectively, addressed as aforesaid.

          (c) SEVERABILITY. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

          (d) GOVERNING LAW. This Exchange Subscription shall be governed by, and construed in accordance with, the laws of The Commonwealth of Massachusetts, without regard to the choice of law principles thereunder.

          (e) ENTIRE AGREEMENT; AMENDMENTS. This Exchange Agreement together with all Exhibits and amendments hereto constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may only be amended by a writing executed by all parties.

          (f) CERTIFICATION. The undersigned certifies that he has read the entire Exchange Agreement and every statement on his part and set forth herein is true and complete.


                  [Remainder of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, the undersigned has executed and sworn to this Exchange Subscription this ______ day of ____________, 1999.


-------------------------                      --------------------------------
Signature of Co-Investor                       Signature of Co-Investor, if any

-------------------------------------------------------------------------------
Name of Investor (Please print) and Capacity in Which Exchange Subscription is Made

Address of Investor:
                    -----------------------------------------------------------
                    Number       Street      City         State         Zip Code

Tel. No. (   )
              -------------------        --------------------------------------
                                         Social Security Number for Individual
                                         or other Taxpayer Identification Number

SUBSCRIPTION REQUEST#: _______________ shares of Common Stock at the Exchange Price.
# Note: Affiliated Investors wishing to allocate among themselves the affiliated group's aggregate Allocable Number of Shares and any Oversubscribed Amount allocated in accordance with the Exchange Offer subscription procedures should so indicate on a separate sheet attached to this Signature Page.

NOTES TENDERED*: $_______________ Principal Amount of Notes tendered in the Exchange Offer.

*GLOBAL NOTES: TO BE COMPLETED ONLY BY INVESTORS WHO ARE TENDERING BENEFICIAL INTERESTS IN A GLOBAL NOTE. THIS DOES NOT APPLY TO INVESTORS TENDERING DEFINITIVE NOTE DOCUMENTS WITH THIS AGREEMENT.

           WRITTEN INSTRUCTIONS TO THE DEPOSITARY OF THE GLOBAL NOTES

                  The undersigned hereby instructs the depositary of the 7% Subordinated Notes due May 13, 2005 of Waste Systems International, Inc. to tender for transfer pursuant to the terms and conditions of this Exchange Subscription that portion of the undersigned's beneficial interest in a global Note held by the depositary represented by the principal amount set forth in the paragraph "NOTES*:" above.

---------------------------                   ---------------------------------
Signature of Investor                         Signature of Co-Investor, if any


ACCEPTED BY WASTE SYSTEMS INTERNATIONAL, INC., this ____ day of ______________, 1999:


By:
   ---------------------------
     Name:
     Title:

COMMON
SHARES: [_____] Common Shares issued, comprised of: (i) [_____] Common Shares in exchange for the Notes tendered in the principal amount set forth above at the Exchange Price; and (ii) [___] Common Shares in lieu of cash for the Final Interest Payment of $[_____] in Pro Rata Interest on such Notes accepted for exchange.

CASH: [$_____] total cash, comprised of: (i) $[_____] in cash, if any, in lieu of [___] fractional Common Shares otherwise issuable in exchange for the Notes tendered and accepted for exchange; and
               (ii) [$___] in cash for Pro Rata Interest on such Notes accepted for exchange.

                                    EXHIBIT A

           NAME OF INVESTOR:
                            -----------------------------------

                       PROSPECTIVE INVESTOR QUESTIONNAIRE


                        Waste Systems International, Inc.
                               420 Bedford Street
                                    Suite 300
                               Lexington, MA 02173


          The securities of Waste Systems International, Inc. (the "Company") offered by the Company through the Exchange Offer of which the Exchange Offering Memorandum is a part, are being offered in reliance on Regulation D under the Securities Act of 1933, as amended ("Regulation D"), and similar provisions of state law. To satisfy the requirements of Regulation D and applicable state law, the Company must determine whether a prospective investor (the "Investor") meets Regulation D and the state law definitions of "accredited investor" before selling (or, in some states, offering) securities to such person. This Questionnaire is designed to assist the Company in making this determination.

          Please complete, execute and date this Prospective Investor Questionnaire and deliver it along with an executed Exchange Agreement to the Company at the address set forth above. Your answers will, at all times, be kept confidential except as necessary to establish that the offer and sale of the securities will not result in a violation of applicable law.

1) To establish the basis of the Investor's status as an accredited investor, please answer the questions set forth below.

         a) Is the Investor an individual with a net worth (or net worth with his or her spouse) in excess of $1 million:

                             Yes___                    No___


         b) If the Investor is an individual, will his or her acquisition of securities of the Company in the offering exceed 25% of the Investor's net worth (or net worth with his or her spouse). For purposes of this Section 1(b), "net worth" excludes the value of the Investor's principal residence and its furnishings.


                             Yes___                    No___

         c) Is the Investor an individual with net income (without including any net income of the Investor's spouse) in excess of $200,000, or joint income with the Investor's spouse in excess of $300,000, in each of the two most recent years, and does the Investor reasonably expect to reach the same income level in the current year?

                             Yes___                    No___


         d) Is the Investor an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (hereinafter "ERISA") whose decision to invest in the Company is being made by a plan fiduciary which is either a bank, savings and loan association, insurance company or registered investment adviser or, alternatively, does the employee benefit plan have total assets in excess of $5,000,000 or is the employee benefit plan "self-directed" with investment decisions made solely by person(s) who are accredited investors(s)?

                             Yes___                    No___


         e) Is the Investor a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees with total assets in excess of $5,000,000?

                             Yes___                    No___


         f) Is the Investor a trust (including an individual retirement arrangement formed as a trust or a tax-qualified pension and profit sharing plan (E.G., a Keough Plan) formed as a trust but not subject to ERISA) with total assets in excess of $5,000,000 that was not formed for the specific purpose of acquiring securities of the Company and whose purchase is directed by a person with such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment?

                             Yes___                    No___

         g) Is the Investor a corporation, partnership, Massachusetts or similar business trust or an organization described in Section 501(c)(3) of the Internal Revenue Code that was not formed for the specific purpose of acquiring securities of the Company and whose total assets exceed $5,000,000?

                             Yes___                    No___


         h)    Is the Investor one of the following entities:

                 (i) A "bank" as defined in Section 3(a)(2) of the Securities Act or any "savings and loan association" or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in an individual or fiduciary capacity;

                (ii) A "broker/dealer" registered pursuant to Section 15 of the Securities Exchange Act of 1934;

               (iii) An "insurance company," as defined in Section 2(13) of the Securities Act;

                (iv) An "investment company" registered under the Investment Company Act of 1940 or a "business development company" as defined in Section 2(a)(48) of the Investment Company Act of 1940;

                 (v) A "Small Business Investment Company" licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or

                (vi)  A "Private Business Development Company" as defined in
                      Section 202(a)(22) of the Investment Advisers Act of 1940?

                             Yes___                    No___

                      If yes, then which entity (I.E., (h)(i) through (vi) above)?


                                ----------------

               i) Is the Investor an entity (other than a trust but including a grantor trust and including an investment retirement account, the investment of which is directed by the beneficiary) in which all of the equity owners or the beneficiary, as the case may be, can answer "Yes" to any one question set forth in Sections 1(a) through 1(h) immediately above?

                             Yes___                    No___


2) Is the Investor acquiring securities of the Company as a principal for the purpose of investment and not with a view to resale or distribution?

                             Yes___                    No___


3) By signing this Questionnaire, the Investor hereby confirms the following statements:

         a) The Investor shall immediately provide the Company with corrected information in the event any information given herein was untrue.

         b) The Investor acknowledges that any delivery to the Investor of a Confidential Private Exchange Offering Memorandum and other information relating to the Company, prior to the determination by the Company of the suitability of the Investor as an investor in the Company, shall not constitute an offer of securities of the Company until such determination of suitability shall be made.

         c) The answers of the Investor to the foregoing questions are true and complete to the best of the information and belief of the undersigned, and the Company shall be notified promptly of any changes in the foregoing answers.


                  [Remainder of Page Intentionally Left Blank]

--------------------------                           --------------------------
Signature of Investor                                Signature of Investor
(or duly authorized agent)                           (or duly authorized agent)


--------------------------                           --------------------------
Title:                                               Title:


--------------------------                           --------------------------
Print Name Signed Above                              Print Name Signed Above


--------------------------                           --------------------------
Date Signed                                          Date Signed










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